Exhibit 5.1


                  Jenkens & Gilchrist Parker Chapin LLP


                            The Chrysler Building             Austin, Texas
                             405 Lexington Avenue            (512) 499-3800
                           New York, New York 10174         Chicago, Illinois
                                                             (312) 425-3900
                                (212) 704-6000                Dallas, Texas
                           Facsimile (212) 704-6288          (214) 855-4500
                                                             Houston, Texas
                               www.jenkens.com               (713) 951-3300
                                                         Los Angeles, California
                                                             (310) 820-8800
                                                           San Antonio, Texas
                                                             (210) 246-5000
                                                            Washington, D.C.
                                                              (202) 326-1500

                                   May 5, 2003

IPORUSSIA, INC.
12 Tompkins Avenue
Jericho, New York 11753

Gentlemen:

         We have acted as counsel for IPORUSSIA, INC., a Delaware corporation (the "Company"), in connection with its Registration Statement on Form SB-2 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") relating to the sale by the Company of up to 3,000,000 shares of Common Stock, par value $0.0001 per share (the "Shares").

         In connection with the foregoing, we have examined, among other things, the Registration Statement and originals or copies, satisfactory to us, of all such corporate records and all such other agreements, certificates and documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of documents submitted to us as copies. As to any facts material to such opinion, we have, to the extent that relevant facts were not independently established by us, relied on certificates of public officials and certificates, oaths and declarations of officers or other representatives of the Company.

         Based upon and subject to the foregoing, we are of the opinion that, when issued and sold at the price and in the manner described in the Registration Statement, the Shares will be validly issued, fully paid and non-assessable under the Delaware General Corporation Law, including the statutory provisions, applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.




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                      Jenkens & Gilchrist Parker Chapin LLP

IPORUSSIA, INC.
May 5, 2003
Page 2

         We hereby consent to the use of our name under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Act") or the rules and regulations of the Commission promulgated thereunder.

                                      Very truly yours,



                                      Jenkens & Gilchrist Parker Chapin LLP